Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Ranger Energy Services, Inc.

Houston, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our reports dated March 9, 2017, relating to (i) the combined consolidated financial statements of Ranger Energy Services, Inc. Predecessor and (ii) the balance sheet of Ranger Energy Services, Inc. as of March 1, 2017, which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas
May 22, 2017